Exhibit T3.F1

MAXEON SOLAR TECHNOLOGIES, LTD.

CROSS REFERENCE SHEET

Reconciliation and tie between Trust Indenture Act of 1939, as amended

and

Indenture, dated as of [●], 2024.

Trust Indenture Act Section		Indenture Section

310	(a)(1)	10.09
	(a)(2)	10.09
	(a)(3)	11.09(B	)
	(a)(4)	N/A9
	(a)(5)	10.09
	(b)	10.07/10.09

311	(a)	7.10
	(b)	7.10

312	(a)	2.08(A), (B	)
	(b)	2.08(C	)
	(c)	2.08(D	)

313	(a)	10.10
	(b)(1)	10.10
	(b)(2)	10.10
	(c)	10.10
	(d)	10.10

314	(a)	3.02
	(b)	10.02/13.03
	(c)(1)	13.02/13.03
	(c)(2)	13.02/13.03
	(c)(3)	13.02
	(d)	13.03
	(e)	13.03
	(f)	N/A

315	(a)	10.01(B	)
	(b)	10.05
	(c)	10.01(A	)
	(d)	10.01(C	)
	(e)	7.15

316	(a)(1)(A)	7.06
	(a)(1)(B)	7.05
	(a)(2)	N/A
	(b)	7.08
	(c)	8.05(B	)

317	(a)(1)	7.09
	(a)(2)	7.11
	(b)	2.07

318	(a)	1.04/13.17